SUBLEASE

THIS SUBLEASE (this "Sublease") dated May 6, 2005, (the "Effective Date") is made and entered into by and between **NEWROADS, INC.** (the "Tenant") with its principal office at 2 N. Maple Ave., Ridgely, MD 21660 and **PETALS DECORATIVE ACCENTS, LLC** (the "Subtenant") with its principal office at 90 Grove St, Ste 206, Ridgefield, CT 06877.

FOR AND IN CONSIDERATION of the rents, covenants, agreements and stipulations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Tenant and the Subtenant, the parties hereto hereby agree as follows:

1. PREMISES: Tenant has leased and rented, and by these presents does lease and rent unto Subtenant, and Subtenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, 16,000 square feet of warehouse space at the premises situated in Portland, Tennessee (the "Rented Space") and known as the Challenger Road Building (the "Premises") and being more particularly the premises described in that certain Indenture of Lease dated the 14th day of March, 1996, between L&W Properties, L.L.C. (as assignee from Larry and Wanda Collins), as "Landlord" and Tenant (formerly known as National Catalog), as "Tenant" (such Indenture of Lease, together with all amendments and modifications thereto is hereinafter referred to as the "Lease") a copy of which is attached hereto as **Exhibit A** and hereby made a part hereof. Any terms used in this Sublease that are not otherwise defined herein shall have the meaning assigned to them in the Lease.

2. TERM: The term of this Sublease shall commence on May 10, 2005 (the "Commencement Date") and expire on December 10, 2005. Either party may terminate this Sublease (a) without cause upon giving the other party ninety (90) days written notice of termination; or (b) with cause by a non-breaching party upon material breach of the terms herein if such breach is not cured within thirty (30) days after receipt of the notice of such breach by the breaching party.

3. RENT: The Subtenant covenants and agrees to pay rent to the Tenant in monthly installments equal to $14,720 ($0.92 per square foot), on or before the tenth day of each month commencing on May 10, 2005, and continuing through the termination of this Sublease.

4. FIRST MONTH'S RENT IN ADVANCE: Upon execution of this Sublease by Subtenant, Subtenant shall pay the first month's rent, receipt of which is acknowledged by Tenant.

5. SECURITY DEPOSIT: The Subtenant has deposited fourteen thousand seven hundred twenty dollars ($14,720.00) (the "Security Deposit") with Tenant to secure Subtenant's performance of its obligations under this Sublease. If Subtenant defaults, Tenant may, after giving five (5) business days advance written notice to Subtenant, without prejudice to Tenant's other remedies, apply part or all of the Security Deposit to cure Subtenant's default. If Tenant so uses all or part of the Security Deposit, then Subtenant shall within ten (10) business days after receipt of written demand, pay Tenant the amount necessary to restore Security Deposit to its original amount. Tenant may mix the Security Deposit with its own funds, and the Security Deposit shall earn no interest thereon. Any part of the Security Deposit not used by Tenant as permitted by this Section 5 shall be returned to the Subtenant within thirty (30) days following the earlier expiration or termination of this Sublease.

6. UTILITIES; SERVICES; COMMON AREAS: Subtenant shall be entitled to all those services and utilities which the Landlord is required by the Lease to provide with respect to the Premises and shall be entitled to reasonable use of the common areas where the Premises are located. This Sublease shall be considered a "Gross Lease" and there shall be no additional charges for utilities, real estate and

property taxes, building insurance and CAM charges, except as provided herein or in Amendment No. 1 to the Master Services Agreement.

7. TENANT'S REPRESENTATIONS AND WARRANTIES: Tenant hereby represents and warrants to Subtenant as follows:

(a) Subtenant's proposed use of the premises does not violate the terms of the Lease nor any rules or regulations promulgated by Landlord or Tenant with respect to the Premises.

(b) Tenant shall not modify the Lease in any way which might have an adverse effect on Subtenant's occupancy of the Premises or its use of the Premises for their intended purpose, unless Tenant shall first obtain Subtenant's prior written approval thereof.

(c) Subject only to obtaining the consent of Landlord, Tenant is authorized and has the power to enter into this Sublease and to lease the Premises to Subtenant pursuant to the terms hereof.

(d) The copy of the Lease attached hereto as **Exhibit A** is a true and complete copy thereof, including all amendments thereto through the Effective Date, and the Lease is in full force and effect.

(e) Tenant agrees to keep the Lease in full force and effect throughout the full term of this Sublease, to perform all of its covenants and obligations thereunder, and to do no act and make no omission that might create a default or might occasion or permit the termination thereof.

8. TENANT'S OBLIGATIONS: Tenant shall use reasonable efforts to cause Landlord under the Lease to perform its obligations under the Lease for the benefit of Subtenant. Notwithstanding the foregoing, the parties contemplate that Landlord shall, in fact, perform its obligations under the Lease and in the event of any default or failure of such performance by the Landlord, Tenant agrees that it will make demand upon the Landlord to perform its obligations under the Lease.

9. TENANT IMPROVEMENTS: Subtenant agrees to accept the Premises "As-Is" with no representations, warranties or assurances whatsoever, either express or implied, regarding the quality, condition, safety, operation, use or suitability of the Premises for Subtenant's intended purpose, the risks of which are hereby expressly disclaimed by Tenant and assumed by Subtenant. Subtenant shall be permitted to make such leasehold improvements as it deems appropriate within the Rented Space, at its sole cost and expense, so long as the improvements do not violate any safety regulations or any other terms of the Lease.

10. INSURANCE: Notwithstanding anything to the contrary contained in the Lease, Subtenant shall purchase and maintain comprehensive general liability insurance in an amount not less than five million dollars ($5,000,000.00). Subtenant shall also insure its personal property on the Premises to such extent as it deems appropriate, and neither Subtenant nor its insurers, representatives or assigns shall have or make claim against Landlord or Tenant, their respective insurers, employees or agents for any loss or damage to same, regardless of the cause thereof. This waiver of subrogation shall survive termination of this Sublease.

Subtenant shall also purchase and maintain workers' compensation insurance with statutory limits covering Subtenant's workforce including employer's liability insurance with limits of $1,000,000. The comprehensive general liability insurance policy shall name Tenant and Landlord as additional insureds and insure Tenant's and Landlord's contingent liability under this Sublease to the extent Tenant's and Landlord's liability arises out of Subtenant's negligence or misconduct. Subtenant's insurance coverage

shall be purchased from insurers licensed to do business in the State of Tennessee, with a current AM Best's rating of "A-" or better and a financial size of no less than "Class VIII". Subtenant will submit acceptable certificates of insurance to Tenant and Landlord as evidence the specified amounts of insurance are in force. Said insurance shall not be cancelled or materially altered unless 30-days' written notice is provided to Tenant and Landlord.

11. NO ASSIGNMENT OR SUB-SUBLETTING: Subtenant shall have no right to Sub-sublease any part of the Premises.

12. INDEMNITY: Subtenant shall defend, indemnify, and hold Tenant harmless against all damage, liability, losses, costs and expenses resulting to, or that are incurred by, Tenant or any of its agents, employees, or any of their property, arising out of or related to Subtenant's and/or its employees' and agents' use of the Premises or any activity engaged in thereon.

13. NOTICE: Any notice required or permitted under this Sublease must be in writing, signed by the party giving the notice or by its attorney at law, and shall be hand-delivered in person or sent via Federal Express or other nationally recognized overnight delivery service, to the addresses set forth below:

Tenant:

NewRoads, Inc.
2 N. Maple Ave.
Ridgely, MD 21660
Attn: Chief Financial Officer

Subtenant:

Petals Decorative Accents, LLC
90 Grove St, Ste 206
Ridgefield, CT 06877
Attn: Chief Financial Officer

Any notice, demand, or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notice, demand or request is hand-delivered in person, or (ii) on the day following the date such notices, demands or requests are deposited with Federal Express or other nationally recognized overnight delivery service in accordance with the preceding portion of this Section 13. Any party hereto shall have the right from time to time to designate by written notice to the others such other person or persons and at such other places in the United States as such party desires written notices, demands, or requests to be delivered or sent in accordance herewith.

14. INCORPORATION OF THE LEASE: It is understood that this is a Sublease and that, subject to the terms of this Sublease, all the terms and conditions as set forth in the Lease are in effect, binding upon the Subtenant and Tenant and are hereby expressly incorporated herein and made a part hereof. Except as otherwise provided herein to the contrary, and as between Tenant and Subtenant, with respect to the Premises, Tenant shall be treated as Landlord under the Lease and Subtenant shall be treated as Tenant under the Lease.

15. CONDITIONS PRECEDENT: This Sublease is contingent upon the receipt of the prior written approval of the Landlord. If for any reason the Landlord will not allow Tenant to sublease the aforementioned space, this Sublease shall be null and void.

16. BROKER: Each party represents and warrants to the other that it has not had dealings with any real estate broker, finder or other person with respect to this Sublease. Each party agrees to indemnify, defend and hold the other harmless from and against all claims for broker's commissions or finder's fees in breach of the foregoing representation and warranty.

17. RELATIONSHIP BETWEEN PARTIES: The relationship between Tenant and Subtenant is solely that of landlord and tenant, and is not and never shall be deemed a partnership, agency or joint venture relationship.

18. ENTIRE AGREEMENT: The agreement set forth herein represents the entire agreement between the parties concerning the subject matter herein and supercedes any and all prior agreements, oral or written, regarding such subject matter. This agreement may be amended or modified only in writing, signed by both parties hereto.

IN WITNESS WHEREOF, Tenant and Subtenant hereto have executed and delivered this Sublease as of the Effective Date.

SUBTENANT: **PETALS DECORATIVE ACCENTS, LLC**

By: [signature]

Its: Chief Executive Officer

Date: 5/6/05

TENANT: NEWROADS, INC.

By: David P Haines

Its: Senior Vice President

Date: 5/7/2005

INDENTURE OF LEASE

by and between

LARRY AND WANDA COLLINS
LANDLORD

and

NATIONAL CATALOG
TENANT

Dated: MARCH 14, 1996

Premises: Challenger Road Building
Portland, Tennessee

INDENTURE OF LEASE

THIS INDENTURE OF LEASE (this "Lease"), made and executed in duplicate as of the 14TH day of MARCH, 1996, by and between Larry and Wanda Collins, ("Landlord"), and National Catalog, ("Tenant").

WITNESSETH:

Landlord, for and in consideration of the rents hereinafter reserved and of the covenants and agreements hereinafter mentioned to be kept and performed by Tenant, does by these presents lease and let unto Tenant, and Tenant does hereby hire and take from Landlord, that certain lot, parcel or piece of real estate (the "Land"), together with the appurtenances thereto (including any easements for ingress, egress, rights-of-way, or otherwise which are or may be appurtenant thereto in common with others entitled to the use thereof)(the "Land"), together with all improvements now or hereafter thereon (the "Improvements"), situated in Portland, Tennessee and known as Challenger Road Building, said parcel being more particularly described in Exhibit "A" attached hereto and made a part hereof (the Land and the Improvements collectively, the "Premises");

It is hereby mutually covenanted and agreed that (a) delivery of the Premises is being made by Landlord to Tenant in its present condition "as is" and "where is" and that Landlord has made no representation with respect to the physical condition thereof, and (b) this Lease is made upon the following agreements, conditions, covenants and terms:

ARTICLE I. HEADINGS

Section 1.01. The various headings and numbers herein, and the grouping of the provisions of this Lease into separate Articles and Paragraphs, are for the purpose of convenience only and in no way define, limit, construe, or describe the scope or intent of such Sections or Articles nor in any way affect this Lease.

ARTICLE II. TERM OF THIS LEASE AND EXTENSION PERIODS

Section 2.01. (a) The term of this Lease shall commence on May 1, 1996 (the "Commencement Date"), and shall continue for a term of seven (7) years (the "Primary Term"), commencing on the Commencement Date and expiring on April 30, 2003 (the "Termination Date"), unless sooner terminated in accordance with this Lease (the Primary Term as may be extended or renewed is hereinafter referred to as the "Term"). For the purpose of this Lease, the term "Lease Year" shall mean any twelve (12) month period beginning on the first day of the month next following the Commencement Date unless the Primary Term commences on the first day of a month in which event the twelve (12) month period shall commence on the Commencement Date.

ARTICLE III. RENT

Section 3.01. Tenant covenants and agrees to pay without demand, set-off or abatement, except as specifically otherwise set forth herein, and Landlord agrees to accept as "Minimum Annual Rent" (herein so called) for the Premises during the Primary Term the following sum: $195,000.00 per annum; which sum shall be payable in equal monthly installments ("Minimum Monthly Rent") of $16,250.00
on the first day of each calendar month in advance (prorated according to the Minimum Monthly Rent for the First Lease Year on a thirty-day month per diem basis in the event the Commencement Date is other than the first day of a month).

All rental payments hereunder shall be made to Landlord, or at such other place or person as Landlord may designate in writing from time to time.

Section 3.02. All payments other than Minimum Annual Rent required to be made by Tenant under any of the terms or conditions of this Lease shall be collectible as "Additional Rent" hereunder whether or not the provision requiring such payment specifically so states (Minimum Annual Rent and Additional Rent are collectively referred to herein as "Rent"). Any payment of Rent not made by Tenant on the date or time herein specified for such payment shall bear interest at the lesser of eighteen percent (18%) per annum or the highest rate permitted by law (the "Lease Interest Rate"), from such date or time until such payment shall be made by Tenant.

Section 3.03. The parties intend that this Lease shall provide for a net return to Landlord in the amount of the Minimum Annual Rent. The parties, therefore, agree that all costs, expenses or obligations of whatever nature, whether ordinary or extraordinary, arising in connection with this Lease or by reason of the use or occupancy of the Premises, shall be paid and discharged by Tenant and shall be collectible as Additional Rent for all purposes of this Lease.

ARTICLE IV. ADDITIONS, CHANGES AND ALTERATIONS; EQUIPMENT

Section 4.01. At any time, and from time to time, with Landlord's prior written approval, which will not be unreasonably withheld, Tenant, at its sole cost and expense, may make additions to and structural changes and alterations in and upon any or all of the Improvements now or hereafter located on the Premises and, may make additional improvements on the Premises provided that:

(a) Such additions, changes, alterations or improvements, when completed, shall not materially impair the strength or value of the Improvements at the time located on the Premises and shall be in conformity and compliance with all applicable laws, building ordinances and regulations;

(b) Whenever the contemplated cost of such structural additions, changes, alterations, or improvements exceeds $50,000.00, Tenant shall first deliver to Landlord detailed plans and specifications therefor and Tenant shall grant Landlord a period of thirty (30) days during which Landlord may approve such plans and specifications or indicate the reasons for its disapproval of same. Provided that the work to be constructed is, in Landlord's sole judgment, in accordance with Subsection 4.01 (a) hereof, Landlord shall approve such plans and specifications. If Landlord has not acted within thirty (30) days of the date of delivery of such plans and specifications, it will be deemed to have approved the same, subject, however, to Subsection 4.01(a) hereof. Nothing in the Lease shall imply or be deemed to be a consent or agreement by Landlord to subject Landlord's estate or the Premises to liability under any mechanics or other lien law. All such additions, changes, alterations or improvements shall be and remain part of the realty and the property of the Landlord and subject to this Lease unless the Landlord notifies Tenant within thirty (30) days after the expiration of the Term that it wishes same or a portion thereof to be removed, in which event, Tenant shall cause such removal and restore the Premises to its original condition.

Section 4.02.(a). At any time, and from time to time, Tenant may, at its sole cost and expense, install, assemble or place upon the Premises any items of Equipment (as defined in Subsection 4.02 (b)), which Equipment shall be and remain the property of Tenant or other owner thereof and shall not become part of the Premises.

(b) As used herein, the term "Equipment" shall mean all equipment, appliances, machinery, signs, furniture and trade fixtures now or hereafter installed or placed on the Premises, whether or not physically attached thereto, and used or useable in the operation and maintenance of the business of Tenant or any Permitted Subtenant (as defined in Article XIII.) or any other person on the Premises. Equipment shall not include heating, ventilating and air-conditioning plants and systems, electrical (except bus duct installed by Tenant), sprinkler and plumbing fixtures and systems and other like equipment and fixtures which constitute an integral part of the building constructed on the Premises.

C Tenant may remove the Equipment at any time at or prior to the Expiration Date or earlier termination of this Lease, provided that Tenant shall repair any and all damage to the Premises resulting from such removal. For the purposes of this Subsection 4.01(c), the term "Tenant" shall be deemed to include subsidiaries of

Tenant and any other Permitted Subtenant.

ARTICLE V. RECONSTRUCTION OF DAMAGED, DESTROYED OR REMOVED IMPROVEMENTS; REPAIR AND MAINTENANCE

Section 5.01. Subject to the provisions of Article IV hereof, Tenant, at its sole cost and expense, will repair, replace or reconstruct any building or other of the Improvements, located on the Land which is damaged or destroyed by fire or other casualty. Such repair, replacement or reconstruction shall be accomplished within such time as may be reasonable under the circumstances after allowing for delays caused by strikes, lockouts, acts of God, fire, unavailability of materials or labor, or any other cause or casualty beyond the reasonable control of Tenant. The design and specifications of such repair, replacement or reconstructions shall be as determined by Tenant after obtaining Landlord's prior consent, which shall not be unreasonably withheld; but such work shall restore the Premises to not less than their value immediately prior to the damage, destruction, demolition or removal.

Section 5.02. Tenant, at its sole cost and expense, will keep and maintain the Land and all of the Improvements from time to time located thereon and all appurtenants thereof and the sidewalks, passageways, landscaping, parking areas, private roadways, drainways, sewers and trackage rights (to the extent the same are subject to Tenant's control) on, adjacent and appurtenant thereto, in good repair and in safe and sanitary condition and will, at its sole expense, make all necessary repairs (structural and non-structural), replacements and renewals, which shall be substantially equal in quality and class to the original work. Tenant will conform with and do all things necessary to comply with every valid law, regulation, order and requirement of any governmental authority relating to the Premises and will hold and save Landlord free and harmless of all losses, costs, expenses, claims or liabilities for the breach thereof, or failure to comply therewith and for the breach of or failure to comply with any valid law, regulation, order and requirement of any governmental authority relating to the conduct of Tenant's business in the Premises. Landlord shall not be required to repair or maintain the Premises in any way.

ARTICLE VI. USE OF THE PREMISES

Section 6.01. The Premises shall be used only for lawful, proper and legitimate purposes, and Tenant shall not use, nor suffer nor permit any person to use, the same or any part thereof for any purpose or in violation of the laws of the United States or of the State in which the Premises are located, or of the ordinances of any political subdivision of the State, or any covenant, restriction or condition affecting the Premises, nor for any immoral or unlawful purpose whatsoever.

Section 6.02. Landlord shall not be liable for any encroachment upon any property adjacent to the Premises by any future building or other structure intended to be erected upon the Premises. Tenant agrees to indemnify and save harmless Landlord from and against any and all liabilities, penalties, damages, expenses and judgments on account of the location of any such building or other structure on or partly on such adjacent property.

ARTICLE VII. CONSTRUCTION LIENS

Section 7.01. Tenant will keep the Premises free and clear of mechanics', laborers', or materialmen's liens, and other liens of similar nature, which may arise in connection with any work performed on the Premises by or at the direction or sufferance of Tenant; provided, however, that Tenant shall have the right to contest the validity or the amount of any such lien or claimed lien, if Tenant shall, within ten (10) days after the lien is filed against the Premises, give to Landlord or any mortgagee of the Premises (a "Mortgagee"), such reasonable security as may be demanded by Landlord or a Mortgagee to insure payment of such lien and prevent any sale, foreclosure or forfeiture of the Premises by reason of such nonpayment. On final determination of the lien or claimed lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released or judgment satisfied at Tenant's own expense. Should any such lien be placed on the Premises and the same ripen into a judgment which has become final, Landlord, at its option, may pay any such final judgment and clear the Premises

Section 8.04. Except as permitted by Section 8.05, the taxes, assessments and other impositions to be paid by Tenant in this Article VIII., shall be paid, before any delinquency can occur therein or in any part or installment thereof, and certificates of payment shall be delivered to Landlord upon request.

Section 8.05. Tenant shall have the right to contest the legality or validity of any of the taxes, assessments or other impositions herein provided to be paid by Tenant, but no such contest shall be carried on or maintained by Tenant after the time limit for the payment of any such taxes, assessments or other impositions unless Tenant at its option, (I) shall pay the amount involved under protest; or (ii) shall procure and maintain a stay of all proceedings to enforce any collection of such taxes, assessments or other impositions, together with all penalties, interest, costs and expenses, by a deposit of a sufficient sum of money or by such undertaking as may be required or permitted by law to accomplish such stay; or (iii) shall deposit with Landlord, or a Mortgagee, as security for the performance by Tenant of its obligations hereunder with respect to such taxes, assessments or other impositions, such reasonable security which will not be less than the amount of the taxes, assessments or other impositions, then due as may be demanded by Landlord or a Mortgagee to ensure payment of such contested taxes, assessments or other impositions and all penalties, interest costs and expenses which may accrue during the period of the contest. In the event any such contest is made by Tenant, then, within thirty (30) days after final determination thereof, Tenant shall fully pay and discharge the amount determined in or by any such contest, together with all penalties, fines, interest, costs or expenses that may have accrued thereon or that may result from any such action by Tenant, whereupon Landlord shall return to Tenant all amounts, if any, deposited by Tenant in accordance with the provisions hereof.

Section 8.06. The Land, the buildings and the Improvements covered and affected by this Lease may always be assessed for the purpose of taxation in the name of the owner of the fee or in the name of Tenant if permitted under the laws or regulations relating thereto. Should Tenant fail, as and within the time provided above to pay any of the taxes or assessments provided to be paid by Tenant, including all penalties, fines, interest, costs and expenses, or should Tenant attempt any such contest, without complying with the conditions of Section 8.05, Landlord may, but shall not be obligated to, pay, discharge, compromise or adjust the payment of the obligation involved or any part thereof, and any monies so paid out by Landlord on account of any such taxes, assessments or other impositions shall be repaid by Tenant to Landlord at the next ensuing rent day and shall draw interest at the Lease Interest Rate from time of payment by Landlord until repaid by Tenant. In the event of any sale or sales to enforce or collect the same, Landlord may seek and effect any redemption therefrom as it may deem satisfactory, and Tenant shall repay to Landlord the full amount so paid by Landlord, including any costs, expenses and reasonable attorneys' fees incurred by Landlord, on or before the first day of the next ensuing calendar month, together with interest thereon at the Lease Interest Rate, from the date of payment by Landlord until repaid by Tenant. In any such event, the legality and validity of any such payment by Landlord, and the regularity of all proceedings had in respect thereof or toward the enforcement thereof shall be conclusively presumed, for the purpose of this Article VIII.

Section 8.07. As between the parties hereto, Tenant alone shall have the duty of attending to the making and filing of any statement or report which may be provided or required by law as a basis of or in connection with the determination, equalization, reduction, payment or abatement of each obligation which is to be borne or paid by Tenant in accordance with this Article VIII, except for Section 8.03 hereof. Landlord shall not be or become responsible therefor, nor for the contents of any such statement or report. Landlord shall not be obligated to make, join in or be a party to any protest or objection to any law, order, proceeding or determination which might impose any obligation or liability upon Landlord hereunder, or increase the same, but Tenant shall have, and Landlord hereby irrevocably grants to it, the necessary power and authority to act therein in the name of Landlord wherever the same is required by law, but without any cost, expense or liability upon Landlord.

Section 8.08. Landlord will promptly deliver to Tenant any and all tax notices or assessments which it may receive relating to the Premises.

ARTICLE IX. PUBLIC LIABILITY AND PROPERTY DAMAGE

Section 9.01.(a). Tenant does hereby release Landlord and shall at all times indemnify and defend Landlord and save it harmless from and against all claims, suits, actions, damages, judgments, liabilities, fines, penalties, costs and expenses for loss of life, personal injury or damage to property (I) arising from or out of occurrences during the Term within or upon the Premises (without regard to the cause or claimed cause thereof whether such loss of life, personal injury or damage to property be due to any negligence including the negligence or other act or omission of Landlord, or its officers, agents, invitees or employees occurring following the execution of this Lease), or (ii) by reason of the occupancy or use of the Premises by Tenant, or (iii) occasioned wholly or in part by any act or omission of Tenant or breach of this Lease by Tenant or by its agents, invitees, contractors, customers, employees, servants, lessees or concessionaires. If Landlord shall be made a party to any litigation commenced by or against Tenant or by any third party and connected in any way with this Lease or Tenant's use or occupancy of Premises, Tenant shall indemnify and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation.

(b) Tenant also hereby releases Landlord from any and all liability arising from (I) the operation, conduct or management of or from any work or thing whatsoever done in, on or about the Premises or any building, structure, equipment (including, without limitation, plumbing, heating or air-conditioning equipment, elevators, water pipes and electrical wiring) or improvement now or hereafter erected or placed on Premises, (ii) any condition of any sidewalk, alley, or driveway adjacent to the Premises, the buildings on the Premises or of any other structure or improvement now or hereafter erected over, under or upon the Premises or used in connection therewith, (iii) any act or omission of co-tenants or other occupants, including assignees and subtenants of the building or of adjoining or contiguous property or buildings, and (iv) any act or omission of Landlord, its agents, servants or employees unless such act or omission shall constitute gross or willful negligence.

Section 9.02. Tenant will keep in effect at its sole cost and expense and with financially responsible insurance companies qualified to do business in the state in which the Premises is located and acceptable to Lessor (an "Insurer"), a comprehensive general liability policy either directly or indirectly, covering the Premises and providing coverage with minimum limits of liability at all times reasonably satisfactory to Landlord and which on the date hereof shall be not less than $1,000,000.00 for bodily injury to one person, $3,000,000.00 for bodily injury to any group of persons as a result of one accident and $1,000,000.00 for property damage. Such policy shall name Landlord and a Mortgagee, if any, as additional insured and certificates that such insurance is in force shall be delivered to Landlord; such certificate containing an agreement by the Insurer that such policy shall not be canceled or modified (as it applies to Landlord and a Mortgagee) without thirty (30) days' prior written notice to Landlord and a Mortgagee by registered mail, return receipt requested, and that no act or omission by Tenant shall invalidate such policy as it applies to Landlord or Mortgagee.

Section 9.03. Tenant shall bring or keep property upon the Premises solely at its own risk, and Landlord shall not be liable for any damages thereto or any theft thereof. Tenant shall maintain fire and extended coverage insurance, which may include self-insurance, covering such personal property in such amounts and against such risks as is customarily maintained by similar businesses, and to provide Landlord evidence of such insurance coverage. Such insurance coverage shall contain a clause or endorsement under which the Insurer waives, or permits the waiver by Tenant, of all right of subrogation against Landlord, and its agents, employees, invitees, guests, or licenses, with respect to losses payable under such policy, and Tenant hereby waives all right of recovery which it might otherwise have against Landlord, and its agents, employees, invitees, guests, or licenses, for any damage to Tenant's property which is (or by terms of this Lease is required to be) covered by a policy of insurance, notwithstanding that such damage may result from the negligence or fault of Landlord, or its agents, employees, invitees, guests, or licensees. Any deductible or self-insured amount included in such policy shall be treated as though it were recoverable under the policy.

ARTICLE X. FIRE INSURANCE

Section 10.01. Tenant, at its sole cost and expense, will keep the buildings and the Improvements now or hereafter located on the Premises insured against All Risk of Loss with an Insurer in an amount at least equal to replacement value, and if there is a "pressure vessel" on the Premises, against All RISK OF LOSS with an Insurer in an amount at least equal to replacement value. Such insurance shall be so issued as to cover the several interests of Landlord, a Mortgagee, and Tenant, and shall provide that in case of loss or damage the proceeds thereof shall be payable to Landlord and a Mortgagee to be held by it (except as hereinafter specified), as security for the performance by Tenant of its obligation to repair, rebuild or reconstruct the damaged Buildings and/or Improvements as provided herein. Such insurance shall also provide for "rents coverage" insurance in the amount of actual losses sustained.

Section 10.02. If after any loss insured against pursuant to Section 10.01, Tenant shall proceed with repair or rebuilding as required hereby, the insurance proceeds collected by Landlord shall be paid by it to Tenant in monthly installments as the repair or rebuilding progresses; the last such payment to be made when such repair or rebuilding shall have been completed free of liens to the reasonable satisfaction of Landlord. All costs of such repair or rebuilding in excess of the insurance proceeds shall be paid by Tenant, and any surplus proceeds shall be paid to Tenant.

Section 10.03. All of such repairs and rebuilding shall be done under the supervision of an architect or engineer designated by Tenant and satisfactory to Landlord. No installment of said insurance proceeds shall be paid to Tenant until there has been filed with Landlord a statement of the architect or engineer setting forth the extent of the repair or rebuilding actually made, and as to all payments after the first payment, that an amount equal to all insurance proceeds previously paid to Tenant by Landlord has been actually expended by Tenant toward the cost of such repairs or rebuilding.

Section 10.04. Tenant shall deliver to Landlord certificates evidencing that all insurance which Tenant is required to provide and maintain in effect hereunder is in force. Should Tenant fail to provide, maintain or pay for any of the insurance hereinbefore provided for, Landlord at its option may procure such insurance. Any sums paid out by Landlord for any such insurance shall be repaid by Tenant to Landlord on the first day of the calendar month next following payment thereof by Landlord, together with interest thereon at the Lease Interest Rate from the date of payment by Landlord until repaid by Tenant.

Section 10.05. Except as otherwise provided in Section 10.02, all insurance proceeds in the hands of Landlord at the time of termination of this Lease, or of the rights of Tenant hereunder, and all insurance proceeds thereafter received by Landlord under any policy of fire insurance shall be the sole and exclusive property of Landlord.

Section 10.06. Landlord and Tenant shall be a Named Insured in any insurance policy issued pursuant to this Article X.

ARTICLE XI. DESTRUCTION OF THE PREMISES

Section 11.01. Notwithstanding any other provision of this Lease or any laws to the contrary, damage to or destruction of any portion or all of the buildings, structures or fixtures upon the Premises by fire, the elements, or any cause, whether or not without fault on the part of Tenant, shall not terminate this Lease or entitle Tenant to any abatement of or reduction in Rent payable by Tenant, or otherwise affect the respective obligations of the parties.

Section 11.02. Tenant shall reconstruct or repair any such damage to the Premises as more particularly set forth in Article V.

ARTICLE XII. CONDEMNATION

Section 12.01. In the event that the Premises, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right (any such "Partial Taking" [herein so called] or "Full Taking" [herein so called] being hereinafter generically referred to as a "Taking"), Landlord, Tenant and any person or entity having an interest in the award or awards shall have the right to participate in any such condemnation proceedings or agreement for the purpose of protecting their interests hereunder. Each party so participating shall pay its own expenses therein.

Section 12.02. If at any time during the Term there shall be a Taking of the whole or substantially all of the Premises, this Lease shall terminate and expire on the date of such taking and Minimum Annual Rent and Additional Rent shall be apportioned and paid to the date of such Taking. For the purpose of this Article XII, "substantially all of the Premises" shall be deemed to have been taken if Tenant and Landlord agree, or failing such agreement, it is determined by arbitration as provided in Section 12.06, that the untaken part of the Premises is insufficient for the economic and feasible operation thereof by Tenant.

Section 12.03. If this Lease shall have terminated as a result of such Taking, the proceeds from the real estate award (the "Award"), shall be applied for the following purposes in the following order:

(a) First, to pay the unpaid balance of any mortgages affecting the Premises at the time of the Taking; and

(b) Second, any balance of the Award remaining after payment of the amount set forth in Subsection 12.03(a) shall be paid to Landlord.

Tenant shall be entitled to a separate award for removal and dislocation expenses as granted to tenants of real estate under the Eminent Domain Laws of the State in which the Premises is located.

Section 12.04. If this Lease shall not have been terminated pursuant to Section 12.02, after any such Taking, this Lease shall continue in full force and effect as to the portion of the Premises not taken and otherwise remain unaffected except:

(a) The Minimum Annual Rent shall be reduced by an amount which bears the same proportion to the Minimum Annual Rent immediately prior to the Partial Taking as the amount of the Award paid to Landlord or a Mortgagee and not applied to the restoration of the Improvements located on the Premises pursuant to Subsection 12.04(b) shall bear to the value of the whole Premises immediately prior to such taking as determined in the condemnation proceedings or agreement. Until the new Minimum Rent shall have been determined, Tenant shall continue to pay Minimum Monthly Rent as set forth in Section 3.01 and upon such determination, an appropriate adjustment shall be made and Tenant shall receive credit for any overpayment.

(b) Tenant shall, promptly after such Taking and, at its sole cost and expense, restore such building or buildings to a complete architectural unit, in which event Tenant shall be entitled to reimbursement from Landlord for the costs thereof from the Award. Tenant shall be responsible for obtaining at its sole cost and expense any replacement or substitute equipment required by it.

(c) The Award shall be paid to Landlord and applied first to restoration as set forth in Subsection 12.04(b) and any balance of the Award shall be the property of Landlord subject to an obligation to make a Minimum Annual Rent adjustment as set forth in Subsection 12.04(a).

Section 12.05. In the event of a Taking of all or a part of the Premises for temporary use, this Lease shall continue in full force and effect without change, as between Landlord and Tenant, and Tenant shall be entitled to the award made for such use; provided that:

(a) such award shall be apportioned between Landlord and Tenant as of the date of the expiration of the then current Term; and

(b) Tenant shall be entitled to file and prosecute any claim against the condemnor for damages and to recover the same, for any negligent use, waste or injury to the Premises throughout the balance of the then current Term.

Section 12.06. In the event of any dispute between Landlord and Tenant with respect to any issue of fact (other than one determined by the condemnation court or board of view or other body authorized to make the award) arising out of a Taking set forth in this Article XII, such dispute shall be resolved by arbitration in accordance with the then current procedures of the American Arbitration Association in the State in which the Premises are located, provided that the arbitrators shall be persons experienced in the operation of facilities whose use is substantially similar to the use of the Premises at the time of such arbitration.

ARTICLE XIII. ASSIGNMENTS, TRANSFERS, AND SUBLETTING

Section 13.01. With the prior written consent of Landlord, which shall not be unreasonably withheld, Tenant shall have the right during the Primary Term to sublet all or a portion of the Premises or to assign this Lease upon such sublessee's or assignee's execution of an instrument assuming all of the obligations of Tenant hereunder; provided, however, that no such subletting or assignment shall relieve Tenant of any of the obligations under the terms, covenants and conditions of this Lease, and Landlord shall at all times have the right to look to Tenant for the performance of all of the covenants to be performed on the part of Tenant. Tenant shall have the right to assign this Lease or sublet the Premises to a subsidiary of Tenant provided that Tenant shall continue to be liable for the performance of all the terms, covenants and conditions of this Lease on its part to be performed.

Section 13.02. This Lease may be assigned or transferred by Landlord without limitation; provided that (except in the case of assignments to a Mortgagee) twenty (20) days' prior notice of the assignment or transfer is given to Tenant; and upon such assignment or transfer, which shall be subject to this Lease, and notice to Tenant thereof, the individuals and corporate entity now comprising Landlord shall be relieved of any liability hereunder thereafter accruing; provided, further, that any successor or assignee assumes all obligations and covenants of Landlord under this Lease and immediately thereafter is in compliance therewith. In the event of an assignment of this Lease by Landlord to a Mortgagee, Tenant agrees to pay all Minimum Annual Rent and Additional Rent directly to such Mortgagee free of any and every defense, counterclaim or setoff Tenant may have or assert against Landlord or any other person or entity whatsoever.

Section 13.03. To secure the payment of all Rent due under this Lease, Landlord shall have a first lien upon any and all rents from Tenant's subtenants or assignees, if any.

ARTICLE XIV. EXPENSES OF ENFORCEMENT; LANDLORD'S REMEDIES; BANKRUPTCY; TERMINATION; SURRENDER OF THE PREMISES

Section 14.01.(a). Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord in enforcing any of the obligations under this Lease.

(b) Subject to the notice requirements of this Article XIV, if Tenant shall default in the observance or performance of any of its obligations hereunder, Landlord may perform such obligations. If Landlord, in connection therewith or in connection with any default by Tenant in the covenant to pay Rent hereunder, makes any expenditure or incurs any obligations for the payment of money, including, but not limited to, reasonable attorney's fees and costs incurred in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations incurred, together with interest at the Lease Interest Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord upon demand in accordance with the provisions of Article III. If the Term shall have expired or this Lease shall have been terminated at the time Landlord makes such expenditures or incurs such obligations, such sums shall be recoverable by Landlord as damages.

Section 14.02. If Tenant defaults under this Lease, and such default shall continue for ten (10) days following notice thereof from Landlord, in the payment of Rent due hereunder, or of any other sum required to be paid by Tenant under this Lease, or under the terms of any other agreement between the parties, or if default shall be made, and shall continue for twenty (20) days following notice, in the performance of any of the other terms, covenants or conditions which Tenant is required to observe and perform under the Lease or if the interest of Tenant in this Lease shall be levied upon execution or other legal process, or if any petition shall be filed by or against Tenant in a court of bankruptcy, or if Tenant shall be declared insolvent according to law, or make an assignment for the benefit of creditors or petition for or enter into an arrangement, or if Tenant shall abandon or vacate the Premises during the Term, then Landlord may, but need not, treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon may, at its option, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

(a) Landlord may terminate this Lease, repossess the Premises in accordance with the provisions hereof, and be entitled to recover immediately, as damages, the total amount of Rent and any other charges due and to be paid by Tenant during the balance of the Term together with any other sum of money owed by Tenant to Landlord; and,

(b) Landlord may terminate Tenant's right of possession and repossess the Premises without terminating this Lease, in which case Landlord may, but need not, relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord may make such repairs, alterations, additions, or physical changes in or to the Premises as may be necessary or convenient. If Landlord is unable, after making a reasonable effort, to relet the Premises, then Tenant shall pay to Landlord as damages the total amount of Rent and other charges due and to be paid by Tenant during the balance of the Term. If the Premises are relet and a sufficient sum shall not be realized from the reletting, after payment of all costs and expenses of such repairs, alterations, additions or physical changes and the expense of such reletting and the collection of rent occurring therefrom, to satisfy the full payment of Rent to be paid during the remainder of the Term, Tenant shall satisfy and pay any such deficiency upon demand. Landlord may file suit to recover any sums falling due under the terms of this Subsection 14.02.(b) from time to time and any suit (except a judgment against Landlord of no cause of action under this Lease) or recovery of any portion due Landlord hereunder shall be no defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

Notwithstanding anything in this Lease to the contrary, if Tenant defaults, other than in the payment of Rent or other monies due, and such default cannot with due diligence be cured within the twenty (20) day period (assuming Tenant has initiated action to cure within the twenty (20) day period), Tenant shall have the time to cure extended for such period as may be necessary to complete such cure with all diligence.

Section 14.03.(a). If following the filing of a petition by or against Tenant in a bankruptcy court, Landlord shall not be permitted to terminate this Lease because of the provisions of Title II of the United States Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), then Tenant (including Tenant as a "Debtor-in-Possession") or any trustee for Tenant agrees promptly, within no more than twenty (20) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease and Tenant agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court. Tenant's or the trustee's failure to assume this Lease within said twenty (20) day period shall be deemed a rejection. Landlord shall thereupon immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease shall terminate, except that Landlord's right to damages for Tenant's default shall survive such termination.

(b) Tenant or any trustee for Tenant may only assume this Lease if (I) it cures or provides adequate assurance that Tenant or the trustee will promptly cure any default hereunder, (ii) it compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's default, and (iii) it provides adequate assurance of future performance under this Lease by Tenant. To the extent permitted by law, in no event after the assumption of this Lease by Tenant or any

trustee for Tenant shall any then existing default remain uncured for a period in excess of that permitted by this Lease. Adequate assurance of future performance of this Lease shall include, without limitation, adequate assurance (x) of the source of Rent required to be paid by Tenant hereunder, and (y) that assumption or permitted assignment of this Lease will not breach any provision hereunder.

Section 14.04. Upon the expiration or earlier termination of this Lease, whether by lapse of time, operation of law or pursuant to the provisions of this Lease, Tenant shall surrender the Premises (including approved alterations, additions or improvements made pursuant to Articles IV. and V.) in good condition and repair, reasonable wear and tear excepted, remove all of its personal property from the Premises and repair any damage to the Premises caused by such removal.

If Tenant shall fail or refuse to restore the Premises, Landlord may do so and recover its cost from Tenant for so doing. If Tenant shall fail or refuse to comply with Tenant's duty to remove all personal property from the Premises and the building upon the expiration or termination of this Lease, the parties hereto agree and stipulate that Landlord may, at its election (I) treat such failure or refusal as an offer by Tenant to transfer title to such personal property to Landlord, in which event the title thereto shall thereupon pass under this Lease as a bill of sale, or (ii) treat such failure or refusal as conclusive evidence, on which Landlord shall be entitled to rely absolutely, that Tenant has forever abandoned such personal property. In either event, Landlord may, with or without accepting title thereto, keep or remove, store, destroy, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person. In connection with any such disposition, Landlord shall use reasonable efforts to mitigate its damages. In no event shall Landlord ever become or be charged with the duties of a bailee of any personal property of Tenant. The failure of Tenant to remove any personal property from the Premises shall forever bar Tenant from bringing any action or asserting any liability against Landlord with respect to any such property which Tenant fails to remove.

If Tenant shall fail to or refuse to surrender possession of the Premises to Landlord upon termination or expiration of this Lease, Landlord may immediately, without notice, re-enter the Premises and dispossess all persons and effects therefrom, using such force as may be permitted by law. Landlord shall also be entitled to such other remedies as may be provided it by law.

ARTICLE XV. OWNERSHIP AND POSSESSION WARRANTY

Section 15.01. If Tenant shall perform all of its covenants, agreements and obligations hereunder, Landlord covenants and agrees that Tenant shall have the peaceful and quiet enjoyment of the Premises throughout the Term without hindrance on the part of Landlord.

ARTICLE XVI. HOLDING OVER BY TENANT

Section 16.01. If Tenant holds over or remains in possession or occupancy of the Premises or any part thereof after the expiration of the Primary Term or any extended term (if such option has been provided for in this Lease and has been properly exercised by Tenant) or after any sooner termination of this Lease, without a proper exercise of any extension option or without another written agreement leasing the Premises being actually made and entered into by Landlord and Tenant, and only if Rent is paid by Tenant and accepted by Landlord for or during any period of time Tenant so holds over or remains in possession or occupancy, such holding over or continued possession or occupancy shall create only a tenancy from month to month at a mutually agreeable rental but no less than the last Minimum Monthly Rent in effect on the last day of the Term or any extension thereof then in effect and upon all the terms, covenants and conditions, (other than length of the Term and extension thereof), set forth in this Lease, which may at any time be terminated by either Landlord or Tenant by giving to the other thirty (30) days prior notice of its intention to terminate the same.

ARTICLE XVII. WAIVERS

Section 17.01. No waiver by Landlord of any breach by Tenant of any of its obligations or agreements, or the terms, covenants and conditions hereunder shall be deemed to be a waiver of any subsequent breach of the same or any other covenants, agreements or obligations, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be deemed a waiver by Landlord of its rights or remedies with respect to such breach.

ARTICLE XVIII. TERMINATION

Section 18.01. At the termination of this Lease or upon repossession by Landlord for any reason, Tenant and any subtenants under Tenant, and any and all persons holding or claiming under Tenant, shall surrender possession of the Premises to Landlord as provided in Section 14.04. hereof, and free of any and all claims thereto by Tenant or any party holding under Tenant.

Section 18.02. At the termination of this Lease for any cause, provided Rent and other charges shall have been fully paid, Tenant and any subtenants under Tenant, and any and all persons holding or claiming under Tenant, shall have the right to remove from the Premises all personal property, tools, machinery and trade fixtures and Equipment installed by Tenant or any person holding under Tenant at its own expense, irrespective of how any of such property may be attached to the Premises; provided, however, that Tenant shall repair to Landlord's satisfaction any and all damage to the Premises caused by the removal of such property.

ARTICLE XIX. COVENANTS TO RUN WITH THE LAND

Section 19.01. All covenants, agreements, and engagements in this Lease shall be construed as covenants running with the land, and all rights given to and obligations imposed upon the respective parties shall be construed as inuring to and binding upon the successors in interest and assigns of the parties hereto, respectively.

ARTICLE XX. SHORT FORM OF THIS LEASE

Section 20.01. Upon request of either party after the execution of this Lease, the parties agree to promptly execute, acknowledge and deliver a Short Form of Lease for recording purposes if requested by one of the parties, and the terms hereof shall constitute a part hereof as though recited at length therein.

ARTICLE XXI. NOTICES

Section 21.01. Any notice provided for herein must be mailed by certified or registered United States mail, postage prepaid, return receipt requested to the parties as follows:

If to Landlord: Larry and Wanda Collins
110-A Knight Street
Portland, Tennessee 37148

If to Landlord's Esquire: Ronald Nurnberg
Kane & Kessler
1350 Avenue of the America's
New York, New York 10019

If to Tenant: National Catalog
701 Westchester Avenue
White Plains, New York 10604

Any and all notices to Landlord shall also be sent to a Mortgagee if Landlord has previously

sent notice of such Mortgagee and such Mortgagee's address to Tenant. Any and all such notices shall also be sent to Broker (as defined in Article XXIX.) at the following address:

If to Broker: c/o Binswanger
Two Logan Square
Fourth Floor
Philadelphia, PA 19103
Attn: David E. Thurston
Fax # (215) 448-6238

Each party shall have the right to specify any other address in the United States by giving to the other party at least fifteen (15) days prior written notice thereof.

ARTICLE XXII. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

Section 22.01. This Lease and Tenant's leasehold estate shall be subordinate and subject in all respects to any present and future mortgage or mortgages which are liens against the Premises and, at Landlord's request, Tenant shall execute and deliver to Landlord an instrument in recordable form confirming such subordination; provided that such subordination shall not affect the respective rights of Landlord, Tenant and any mortgagee under Article XII. hereof; and, provided further, that Landlord will use its best efforts to secure for Tenant at such time an instrument executed by all necessary parties in recordable form whereby any Mortgagee or proposed mortgagee agrees that Tenant shall not be interfered with or disturbed in its use, possession and enjoyment of the Premises by the mortgagee, or any person or firm claiming under the mortgagee, such instrument to be binding upon any successor of a Mortgagee or any purchaser at judicial sale upon foreclosure of the mortgage, so long as Tenant is not in default hereunder.

If at any time during the Term any Mortgagee or proposed mortgagee shall become owner of the Premises as a result of foreclosure or otherwise or becomes a "Mortgagee in Possession" of the Premises, Tenant shall, upon request and upon assumption by said mortgagee of Landlord's obligations hereunder, attorn to such mortgagee from time to time upon the then terms and conditions of this Lease and shall execute instruments in confirmation of such attornment.

ARTICLE XXIII. ESTOPPEL CERTIFICATE

Section 23.01. At any time, and from time to time, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing in form satisfactory to Landlord certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Minimum Monthly Rent and Additional Rent have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any term, covenant or condition contained in this Lease.

ARTICLE XXIV. ENTRY AND INSPECTION

Section 24.01. Tenant shall permit Landlord and Landlord's authorized agents to enter upon the Premises at reasonable times during Tenant's business hours for the purpose of inspecting the same and of ascertaining Tenant's compliance with the terms and conditions of this Lease.

Section 24.02. In entering upon the Premises, Landlord will observe Tenant's prevailing security arrangements and will make such entries so as to cause as little inconvenience, annoyance or disturbance as possible.

ARTICLE XXV. CUMULATIVE REMEDIES; NO WAIVER; ENTIRE AGREEMENT; NO ORAL CHANGE; GOVERNING LAW; SEVERABILITY; EXHIBITS; SIGNS

Section 25.01. The specific remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which they may be lawfully entitled in case of any breach or threatened breach by either of them of any provision of this Lease. The failure of either party to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Landlord of any installment of Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach. This Lease and the Exhibits and Riders if any, attached to this Lease and made a part hereof set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Property, and there are no covenants, promises, agreements, conditions or understandings, heretofore made, either oral or written, between them other than as herein set forth. No waiver, change, modification or discharge by either party hereto of any provision in this Lease shall be effective unless expressed in writing and signed both by Landlord and Tenant.

Section 25.02. This Lease shall be construed and enforced in accordance with the laws of the State in which the Premises are located.

Section 25.03. If any provisions of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease, including the invalid or unenforceable provision, shall be valid and enforceable to the fullest extent permitted by law.

Section 25.04. Any signs which Tenant desires to use on the Premises must be approved by Landlord and meet any and all applicable laws, ordinances, regulations, etc.

ARTICLE XXVI. SUCCESSORS AND ASSIGNS .

Section 26.01. This Lease shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

ARTICLE XXVII. SECURITY DEPOSIT

Section 27.01. None.

ARTICLE XXVIII. HAZARDOUS MATERIALS AND WASTE

Section 28.01. Tenant covenants and agrees that it will use the Premises in compliance with any local, state or federal hazardous material and waste laws or other environmental laws or regulations and Tenant specifically shall indemnify and hold Landlord harmless for any costs, expenses, etc. incurred by Landlord in default of this covenant by Tenant and any work or expense for such compliance shall be the sole responsibility of Tenant from and after the Commencement Date. If required, Tenant shall file reports on any such activities with the appropriate authority.

Section 28.02. At the termination of this Lease, Tenant shall remove any tanks or storage of any hazardous material or waste substances (as so defined by any local, state or federal authority) installed by Tenant or installed by Landlord at the written request of Tenant.

Section 28.03. If, at any time during the term of this Lease, any local, state or federal authority or any of Landlord's mortgagees should request a report on any such hazardous substances Tenant has stored or allowed to be stored on the Premises, Tenant will either cause said report to be made as soon as practicable at its own cost and expense, or if not made within thirty (30) days of Landlord's request for the same, will reimburse Landlord, as Additional Rent, for Landlord's cost of obtaining said report.

Section 28.04. Tenant shall dispose of any cleaning materials, including rags, cloths, liquids, gases or chemical compounds off of the Premises promptly and according to any applicable laws, regulations, etc. after use, and will not store or allow its employees to store any of the same at the Premises.

Section 28.05. At any time during the Term, or within one hundred eighty (180) days thereafter, Landlord may enter upon the Premises and inspect the Premises for any evidence of any hazardous waste or hazardous substances. In the event that there exists any such hazardous waste or hazardous substances, Tenant shall promptly remove the same in accordance with all applicable federal, or local laws, regulations, etc. This Section 28.05. shall survive the termination or expiration of this Lease.

ARTICLE XXIX. BROKERS.

Section 29.01. Landlord and Tenant each represent that it has not dealt with any broker in connection with the negotiation, execution, or delivery of this Lease, except for Binswanger ("Broker"), whose commission (as set forth in Section 29.02) Landlord is solely responsible for. Each party shall defend, indemnify and hold harmless the other party from and against any claims or demands for brokerage commissions or finder's fees alleged to arise from the acts of the first mentioned party and Landlord shall defend, indemnify and hold harmless Tenant for brokerage fees or finders fees owed to or claimed by Broker or any party claiming by, through or under Broker.

Section 29.02. Landlord shall pay to Broker a five percent (5%) commission based on the Minimum Annual Rent (I) for the Primary Term at the execution hereof and (ii) any extensions or renewals thereof payable to Agent at the exercising of such extension or renewal. In addition, the grant to Tenant of additional space shall be deemed an original letting and commissions on such additional space shall be computed in accordance with the immediately preceding sentence and paid to Agent on the first day of such expansion. If Tenant ever purchases the Premises or any part thereof, or any greater piece of property which is partially comprised of the Premises, then, in such case, Broker shall be paid a five percent (5%) commission based on the gross aggregate purchase price at the closing of such purchase, less any lease commissions paid for the portion of the lease subsequent to the closing date of such sale.

Section 29.03. This Article XXIX is a covenant to run with the land and shall be binding on any subsequent Owner of Landlord's estate, including, but not limited to, any mortgagee or subsequent owner of the Building.

Section 29.04. The term "Tenant" as used in this Article XXIX shall mean Tenant and any person, firm, corporation or other entity having an interest, relationship or connection in or with Tenant or any successor-in-interest to Tenant's estate granted hereunder or under any other document substituted for or replacing this Lease.

Section 29.05. Landlord and Tenant each acknowledge and agree with Binswanger that Binswanger (1) is not an expert in construction, engineering, or environmental matters; and (2) has not made, has not been asked to make, and shall not make any representations or warranties with respect to, nor (unless otherwise agreed to in writing) conducted investigations of, the condition or suitability of the Premises or any adjacent property, or the environmental condition or suitability of the Premises or any adjacent property, including without limitation, any representations, warranties, or investigations with respect to whether (A) the Premises or any adjacent property is included or proposed for inclusion on any governmental list of hazardous waste sites or has been contaminated by any substance or waste in any manner which requires disclosure and/or remediation under any law, (B) the Premises or any adjacent property contains any environmentally sensitive areas, development on or in which could be precluded or limited under any law, including without limitation, wetlands or floodplains, C the Premises or any adjacent property contains any above or below ground tanks ("Tanks") or any substance or waste whose removal or disposal is subject to special regulation under any law, including, without limitation, any asbestos or polychlorinated biphenyls, or any petroleum or chemicals stored in any Tanks, (D) any revocations of, or notices of violations have been received regarding any permits or licenses necessary to own or operate the Premises or any businesses conducted thereon, and (E) any activities on the Premises or any adjacent property which are violations of any laws concerning the handling of any substance or waste by reason of its hazardous or toxic characteristics, the disposal of any substance or waste, the discharge of any substance or waste into the soil, air, surface water, or

ground water, or the conduct of activities in environmentally sensitive areas. For purposes of this Lease, the terms "substance" or "waste" shall include those materials that are defined, under any law, as "toxic" or "Hazardous" or as "pollutants" or "contaminants", including but not limited to petroleum products. The provisions of this Section 29.05 shall survive the termination of this Lease.

ARTICLE XXX. COMPLIANCE WITH LAW

Section 30.01. Tenant shall, at its sole cost and expense, comply or cause compliance with any notices of violations of any laws and regulations of federal, state, municipal and local governments, departments, commissions and boards, pursuant to law, which may impose any violation, order or duty upon Tenant with respect to the Premises, arising out of Tenant's use thereof. Notwithstanding the foregoing, Tenant may contest or appeal such violations, requirements or orders and shall not be required to comply therewith if Tenant shall contest same by appropriate proceedings and shall not subject Landlord to criminal liability or material civil liability provided Tenant shall give such reasonable security during the pendency of such contest as shall be requested by Landlord with respect to any costs, fines, expenses, penalties or damages which may be imposed on Landlord by reason of Tenant's contest; provided, however, that during any such contest. Tenant shall, unless prohibited by law (I) continue to pay all rentals due under this Lease to Landlord and, (ii) continue operations of the Premises in accordance with the terms and conditions of this Lease. Upon final resolution of any such contest, Tenant shall promptly comply with the judgement, finding, or order.

ARTICLE XXXI. RELATIONSHIP OF PARTIES; DEFINITION OF LANDLORD; DEFINITION OF TENANT

Section 31.01. Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture, or any other relationship between the parties hereto other than the relationship of landlord and tenant. Nothing contained in this Lease shall in any way impose any liability upon the stockholders, officers or directors of Landlord or stockholders, officers, directors or trustees of Tenant, should such parties be corporate entities.

Section 31.02. The term "Landlord" as used herein, means Landlord named herein and any subsequent owner of Landlord's estate hereunder, but any owner of Landlord's estate shall be relieved of all liability under this Lease, after the date it ceases to be the owner of Landlord's estate (except for any liability arising prior to such date) provided the party succeeding to Landlord's estate shall have executed an agreement of assumption and assignment of Landlord's estate.

Section 31.03. The term "Tenant" as used herein, means Tenant named herein and any subsequent owner of Tenant's estate hereunder.

ARTICLE XXXII. OPTION TO RENEW

Section 32.01. Provided Tenant is not then in default under any of the terms, conditions and covenants of this Lease, Tenant shall have the right and privilege, at its election, to renew this Lease for one further term(s) of five (5) years (a "Renewal Period" or "Renewal Periods") by giving Landlord written notice of its election to do so (the "Election"), at any time on or before one hundred eighty (180) days prior to the end of the then existing Term. Such renewals shall be on the same terms and conditions (except for the Election) as herein provided for the Primary Term, except that the Minimum Annual Rent during such Renewal Periods shall be determined at such time.

In the event Tenant does not exercise any of the Elections, it is understood and agreed that this Lease shall expire and terminate on the Expiration Date, or on the last day of the then existing Term if any of the Elections are exercised without any further notice from either party hereto.

ARTICLE XXXIII. PURCHASE OPTION.

Section 33.01. Provided Tenant is not then in default under any of the terms, covenants or conditions of this Lease, Tenant shall have and is hereby given the option (the "Option"), to purchase and take title to the Premises by Special Warranty Deed, at any time after the expiration of the Lease Year (the "Option Lease Year"), for the consideration or sum equivalent to that which shall be established by the appraised value of the Premises; to be agreed to by Landlord and Tenant ten (10) months prior to the expiration of the Option Lease Year, and if they cannot agree, then same shall be established by appraisal by two (2) qualified real estate appraisers who are members in good standing of the American Arbitration Association, one (1) of whom shall be appointed by Tenant and the other by Landlord. If such appraisers cannot agree as to the then existing market value, they shall appoint a third appraiser who also shall be a member in good standing of the American Arbitration Association, and the appraised value of said third appraiser shall be conclusive on the parties hereto and shall be rendered in such form that a judgment may be entered thereon in any court having jurisdiction thereof.

Section 33.02. Tenant shall give to Landlord written notice no later than the end of the Lease Year immediately preceding the Option Lease Year by registered or certified mail return receipt requested, of Tenant's exercise of the Option. Included in said notice shall be Tenant's opinion of the market value of the Premises. If Landlord does not agree with Tenant's opinion of the market value of the Premises, Landlord shall notify Tenant of its disagreement and give to Tenant Landlord's opinion of the market value of the Premises and, unless Tenant shall agree with Landlord's opinion, Tenant shall notify Landlord within five (5) days and in said notice, Tenant shall name the appraiser whom it has selected. Within ten (10) days after receipt of said notice, Landlord shall notify Tenant of the appraiser whom it has selected. The appraisal shall be completed and the appraisers shall make known their appraised value within thirty (30) days after their appointment. In the event of a disagreement between the appraisers, the third appraiser shall be selected within fifteen (15) days after the first two (2) appraisers have made known their appraised values and said third appraiser shall complete its appraisal and make known its appraised value within thirty (30) days after its appointment. The cost of the appraisers chosen by each party shall be such party's responsibility and the cost the third appraiser, if necessary, shall be borne equally between the parties.

Section 33.03. In the event Tenant exercises the Option, Landlord and Tenant shall be deemed to have executed an Agreement of Sale as of the date the Option is exercised. The Agreement shall include the provisions set forth below:

(1) Payment by Tenant to Landlord in cash or certified check within five (5) days after the establishment of the purchase price of a sum equal to at least ten percent (10%) of the purchase price;

(2) Rents under this Lease containing and other properly apportionable items shall be apportioned to the date of settlement;

~~(3) State and local real estate transfer taxes, if any, shall be borne equally between Buyer and Seller;~~

(4) The Premises are to be conveyed free and clear of all liens and encumbrances, excepting, however, restrictions of record, existing building restrictions, easements of any kind, including easements of record, zoning ordinances and regulations, statutes and/or ordinances now passed or which may hereafter be passed relating to the opening, closing, widening, narrowing, paving or changing the grade of the building line of the streets or directing other municipal improvements or restricting the use of the Premises in any way, and privileges, licenses or rights of public utility and public services companies;

(5) Settlement shall take place within ninety (90) days after the exercise of the Option by Tenant and said time shall be of the essence of the Agreement of Sale.

ARTICLE XXXIV. ADDITIONAL PROVISIONS.

~~Section 34.01. Tenant shall have the right, during the first two lease years, to expand the Premises by up to 250,000 adjacent square feet. Said rental rate for the expanded Premises to be between $2.75-$3.00 per rentable square foot triple net.~~ L.C.

~~Section 34.02. If Tenant exercises this option to expand the premises, a new seven (7) year minimum lease term will be required for the total Premises.~~ WC

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed the day and year first above written.

WITNESS OR ATTEST:

LANDLORD:

Larry and Wanda Collins

By: Larry Collins Wanda Collins

Title:

TENANT:

National Catalog

By:

Title: Vice President

Antony Lee

Exhibit "A"

Land in the 16th Civil District of Sumner County, Tennessee, and described according to a furnished legal description excluding 1.34 acre tract surveyed by Ray G. Cole, Registered Land Surveyor No. 924, dated November 22, 1995, as follows:

Beginning at a point in the southerly margin of Faultless Drive (30 feet from the center line), the most easterly point of this tract, and being a corner to Malvern Rahrer;

THENCE South 33 degrees 48 minutes 11 seconds West for a distance of 465.91 feet to a point, corner to said Rahrer;

THENCE South 34 degrees 09 minutes 05 seconds West for a distance of 60.00 feet to a point, a corner to said Rahrer;

THENCE South 34 degrees 09 minutes 11 seconds West for a distance of 199.76 feet to a point, a corner to Harold B. Ditmore;

THENCE South 33 degrees 45 minutes 59 seconds West for a distance of 86.13 feet to a point;

THENCE North 39 degrees 07 minutes 58 seconds West for a distance of 159.52 feet to a point;

THENCE North 40 degrees 21 minutes 53 seconds West for a distance of 179.62 feet to a point;

THENCE North 40 degrees 04 minutes 09 seconds West for a distance of 149.66 feet to a point;

THENCE North 39 degrees 59 minutes 55 seconds West for a distance of 40.21 feet to a point;

THENCE North 40 degrees 19 minutes 41 seconds West for a distance of 222.42 feet to a point;

THENCE North 18 degrees 26 minutes 16 seconds East for a distance of 83.10 feet to a point;

THENCE North 39 degrees 02 minutes 02 seconds West for a distance of 288.38 feet to a point in the easterly margin of Challenger Drive (30 feet from the center line);

THENCE North 31 degrees 25 minutes 00 seconds East for a distance of 390.24 feet to a point in the margin of said Challenger Drive;

44. Article XXIX is deleted and replaced by the following: The parties acknowledge that Binswanger is the broker who brought about this transaction and that Landlord shall be responsible for any commissions due broker.

45. Section 29.03 is be deleted.

46. Section 32.01 is hereby modified to provide that if the parties cannot agree upon minimum annual rent during renewal periods, such rental shall be determined by local licensed real estate appraisers selected by each of the parties and if such appraisers cannot agree, by a third appraiser to be designated by the nearest office of the American Arbitration Association. The rental to be determined by the appraisers shall not exceed the market rental for similar properties at the time of the renewal and after the appraisers have established such rental rate, in writing, Tenant, after being advised thereof, shall have thirty (30) business days to accept or reject such established rate. If Tenant rejects the rate, such rejection shall be in writing and shall be deemed withdrawal of Tenant's exercise of its renewal option.

47. Sections 33.01 and 33.02 of the lease are deleted and in lieu thereof, the following replacement Section 33.01 is inserted:

Section 33.01. Provided Tenant is not then in default under any of the terms, covenants or conditions of this Lease, Tenant shall have and is given the option (the "Option") to purchase and take title to the Premises by Special Warranty Deed at any time during the lease term. Tenant shall give six (6) months' notice of its intent to exercise said option. The option price of the real property described in Exhibit A hereto and the building to be constructed in accordance with the plans and specifications set forth in Exhibit B hereto, shall be $1,650,000.

In the event Landlord shall make any additions to the building or make other improvements to the premises, in addition to those described in the foregoing paragraph, the option price of the premises shall be increased by the appraised value of such additions or improvements as determined by the appraisal thereof prior to the commencement of construction or by the agreement of the parties in writing.

There shall be no Section 33.02.

48. Section 34.02 is modified to provide that purchase options apply during referred to seven-year extension. If Landlord expands building at Tenant's request, the lease on the additional shall be coterminous with the original lease.

AMENDMENT TO INDENTURE OF LEASE
BETWEEN L & W PROPERTIES, L.L.C. ("LANDLORD")
AND NATIONAL CATALOG CORPORATION ("TENANT")

The parties hereto hereby amend and supplement that certain Indenture of Lease dated March 14, 1996, as follows:

1. ASSIGNMENT

The above referenced lease has been duly assigned from LARRY COLLINS and WANDA COLLINS to L & W PROPERTIES, L.L.C. . TENANT consents to such assignment.

2. CONSTRUCTION OF ADDITION TO EXISTING FACILITY

LANDLORD agrees to construct for TENANT a 64,000 square feet, more or less, addition to the existing facility leased to TENANT (the "Additional Space"). The addition to be constructed shall be of similar construction as that of the existing facility. The parties shall consult from time to time as to the exact specifications of the addition. LANDLORD shall not be required to make installations or use materials in said addition not found or located in the existing facility; unless such installations or materials located in the existing facility are presently unavailable and in such event installations or materials of like quality shall be permissible.

3. ADDITIONAL PARKING FACILITIES

In connection with the construction of the additional space pursuant to Section 2 hereof, LANDLORD agrees to pave an area to accommodate an additional 75 parking spaces for automobiles in front of the addition to be constructed, to pave an area to accommodate an additional 30 parking spaces for automobiles on the north side of the addition, and to gravel (not pave) an area to accommodate 50 additional parking spaces for automobiles at a location mutually agreeable by the parties. The paving, as herein provided, shall be completed as soon after the addition is completed as weather permits. The additional paved parking areas shall have lighting similar to that of the existing paved parking areas and comply with local building codes.

4. RENT PAYABLE FOR ADDITION

TENANT agrees to pay rent for the said Additional Space at a rate of $3.25 per square foot per year, payable monthly. Rent shall commence on 32,000 square feet when such space is ready for occupancy by TENANT. It is anticipated that the Additional Space will be ready for occupancy by March 1, 1998. LANDLORD

6. SALE OF PROPERTY BY LANDLORD

Article XXXIII of the lease as modified by Section 47 of the Rider thereto containing a purchase option is deleted in its entirety and in lieu thereof new Article XXXIII is inserted:

ARTICLE XXXIII. SALE OF PREMISES BY LANDLORD

Section 33.01. If LANDLORD shall decide to sell the premises at any time while this lease shall remain in effect, notice of intent to sell shall be given to TENANT. LANDLORD shall provide TENANT with a proposal for sale setting forth the sale price and the terms thereof. TENANT shall have 30 days to either accept or decline the proposal of sale. If TENANT shall decline to purchase the premises, then LANDLORD shall be at liberty to sell the premises to others at the same price and on the same terms as offered to TENANT. If TENANT shall accept the proposal, the sale shall be closed within 90 days from the date of notice of acceptance of the proposal of sale. TENANT shall deposit 10% of the purchase price with LANDLORD at the time of acceptance of said proposal of sale. LANDLORD shall convey the property free of liens and encumbrances, except those of a customary nature. Rent shall be prorated for the month of closing.

There shall be no Section 33.02 or 33.03 of the lease or Section 47 of the Rider thereto. Other than as set forth in foregoing Section 33.01 hereof, all rights to purchase granted TENANT by LANDLORD are extinguished. Any reference in said lease and the Rider thereto to an option to purchase shall be of no force or effect.

All the other terms and conditions of the original Indenture of Lease as amended above referenced, and the terms of this agreement remain unchanged even in the event that LANDLORD shall sell the premises to a purchaser other than TENANT.

Executed on the 26th day of November, 1997.

LESSOR	LESSEE
L & W PROPERTIES, L.L.C.	NATIONAL CATALOG CORPORATION
By: Larry Collins LARRY COLLINS, Chief Manager	By: [signature]
	Title: Vice President

STATE OF TENNESSEE

COUNTY OF SUMNER

Before me, the undersigned Notary Public of the state and county aforesaid, personally appeared LARRY COLLINS, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Chief Manager of L & W PROPERTIES, L.L.C., the within named bargainor, a limited liability company, and the he as such Chief Manager, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Chief Manager.

WITNESS my hand and seal, at office this 26th day of November, 1997.

Shirley M. Gregory
NOTARY PUBLIC

My Commission Expires:

May 1, 2000

STATE OF Connecticut

COUNTY OF Fairfield

Before me, the undersigned of the state and county aforesaid, personally appeared James Hersh, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be Vice President of NATIONAL CATALOG CORPORATION, the within named bargainor, a corporation, and that he as such Vice President ____, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as Vice President.

Witness my hand and seal, at office, this 9 day of ~~November~~ December, 1997.

Linda M. Shake
NOTARY PUBLIC

My Commission Expires:

June 30, 2002

LINDA M. SHAKE
NOTARY PUBLIC
MY COMMISSION EXPIRES JUNE 30, 2002

1. For an addition of approximately 80,000 square feet, rent shall be $260,0000.00 per year, payable monthly.

2. For an addition of approximately 128,000 square feet, rent shall be $416,000.00 per year, payable monthly.

49. As and for security, Tenant shall deposit a 12-month declining balance security deposit of $195,000 at inception (July 1, 1996, providing C of O is received on the Facility), which reduces as monthly rent is made, such that security deposit is zero after 1 year. Tenant to have option to deliver a letter of credit in lieu of cash security. If Tenant deposits cash security, same shall be held in a separate interest-bearing escrow account, with interest to Tenant, and with monthly release to Tenant as aforesaid.

50. If the facility is not ready by May 1, 1996, then Landlord will provide the 48,600 square foot building located at Longview Drive in Portland, Tennessee, as a temporary site at no charge and Landlord will pay all costs of moving to the Challenger Road site. Landlord further agrees that until such time as Tenant takes occupancy of the Challenger Road site premises, the aforesaid temporary site shall not be leased to or used by any other party.

51. Landlord represents that the building will be in compliance with local code and EPA regulations and that water pressure and flow is sufficient for the sprinkler system both now and when building additions are made.

52. Sections 33.03 (3), 34.01 and 34.02 are deleted.

Larry Collins
Larry Collins, Landlord

Wanda Collins
Wanda Collins, Landlord

NATIONAL CATALOG CORPORATION
Tenant

By: [signature]

Title: Vice President

SECOND AMENDMENT TO INDENTURE OF LEASE
BETWEEN L & W PROPERTIES, L.L.C. ("LANDLORD")
AND NATIONAL CATALOG CORPORATION ("TENANT")

The parties hereto hereby further amend and supplement that certain Indenture of Lease dated March 14, 1996, as amended on November 26, 1997, as follows:

1. CONSTRUCTION OF ADDITION TO EXISTING FACILITY

LANDLORD agrees to construct for TENANT an addition to the existing facility leased to TENANT (the "Additional Space"). The addition to be constructed shall be of similar construction as that of the existing facility. The parties shall consult from time to time as to the exact specifications of the addition. LANDLORD shall not be required to make installations or use materials in said addition not found or located in the existing facility; unless such installations or materials located in the existing facility are presently unavailable and in such event installations or materials of like quality shall be permissible. TENANT shall, within 30 days from the date hereof, determine the size of the addition to be made. TENANT shall request an addition of either approximately 80,000 square feet or approximately 128,000 square feet. TENANT shall give LANDLORD a written statement as to its selection of its desired size of said addition. Said statement shall become part of this amendment.

2. ADDITIONAL PARKING FACILITIES

If TENANT requests an addition of 80,000 square feet as provided in Section 1 hereof, LANDLORD agrees to pave an area to accommodate an additional 150 parking spaces for automobiles. If TENANT requests an addition of 128,000 square feet, LANDLORD agrees to pave an area to accommodate 200 parking spaces for automobiles.

3. RENT PAYABLE FOR ADDITION

The present rental payable for the existing facility is $402,999.46 per year, payable monthly. In addition to said present rental and as rent for the addition to be constructed, TENANT agrees to pay rent as follows:

1. For an addition of approximately 80,000 square feet, rent shall be $260,0000.00 per year, payable monthly.

2. For an addition of approximately 128,000 square feet, rent shall be $416,000.00 per year, payable monthly.

Rental payable for the additional facilities shall commence when said facilities are ready for occupancy as evidenced by a Certificate of Occupancy.

All the other terms and conditions of the original Indenture of Lease, as amended as above referenced, remain unchanged.

Executed on the 20th day of April, 1999.

LESSOR

L & W PROPERTIES, L.L.C.

By: Larry Collins
LARRY COLLINS, Chief Manager

LESSEE

NATIONAL CATALOG CORPORATION

By: [signature]

Title: Vice President

STATE OF TENNESSEE
COUNTY OF SUMNER

Before me, the undersigned Notary Public of the state and county aforesaid, personally appeared LARRY COLLINS, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Chief Manager of L & W PROPERTIES, L.L.C., the within named bargainor, a limited liability company, and the he as such Chief Manager, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Chief Manager.

WITNESS my hand and seal, at office this 20th day of April, 1999.

Shirley A. Gregory
NOTARY PUBLIC

My Commission Expires:

May 1, 2000

STATE OF CT

COUNTY OF Fairfield

Before me, the undersigned of the state and county aforesaid, personally appeared James Hersh, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be Vice President of NATIONAL CATALOG CORPORATION, the within named bargainor, a corporation, and that he as such Vice President ____, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as Vice President.

Witness my hand and seal, at office, this 28 day of April, 1999.

[signature]

NOTARY PUBLIC

My Commission Expires:

NCC

May 21, 1999

L & W Properties, L.L.C.
110-A West Knight Street
Portland, TN 37148-1418
Attn: Larry Collins

via FAX (615) 325-6421

Dear Larry:

In accordance with our conversation yesterday, and pursuant to the terms of the Second Amendment to Indenture of Lease dated April 20, 1999 between L & W Properties, L.L.C. and National Catalog Corporation, we hereby formally request that the addition to the existing building be for approximately 80,000 square feet.

This document shall be considered a part of the Second Amendment to Indenture of Lease dated April 20, 1999.

Sincerely,

James S. Hersh
Vice President and Chief Financial Officer

cc: Bob Rhudy

NATIONAL CATALOG CORPORATION
67 Holly Hill Lane, Greenwich, CT 06830 • Tel. (203) 625-9899 • Fax (203) 625-4767

THIRD AMENDMENT TO INDENTURE OF LEASE BETWEEN L & W PROPERTIES, L.L.C. ("LANDLORD") AND DISTRIBUTION ASSOCIATES, INC. d/b/a NATIONAL CATALOG CORPORATION ("TENANT")

The parties hereto hereby further amend and supplement that certain Indenture of Lease between LANDLORD and NATIONAL CATALOG CORPORATION, dated March 14, 1996, as amended by instrument dated November 26, 1997, as further amended by instrument dated April 20, 1999, as follows:

1. PARTIES TO LEASE

Distribution Associates, Inc. has since the execution of said lease and amendments thereto assumed the operation of and is now doing business as National Catalog Corporation. Distribution Associates, Inc. warrants that it has authority to execute this amendment on behalf of and doing business as National Catalog Corporation.

2. CONSTRUCTION OF ADDITION TO EXISTING FACILITY

LANDLORD agrees to construct for TENANT and TENANT agrees to accept an addition to the existing facility leased to TENANT. The addition to be constructed shall contain approximately 96,000 square feet. Said addition shall be constructed in accordance with the plans and specifications set out on Exhibit A hereto attached and made a part hereof.

3. RENT PAYABLE FOR ADDITION

Rental payable for the additional space to be constructed shall be a rate of THREE DOLLARS AND TWENTY-FIVE CENTS ($3.25) per square foot of space calculated on an annual basis, net to LANDLORD. Rental for said addition shall be payable monthly and shall commence when the addition is completed. Rental for a portion of a month shall be payable if the addition is completed during a month. Thereafter rental on said addition shall be payable together with all other rental payable under said lease, as heretofore amended. The estimated date for completion of said addition is July 1, 2000.

4. OPTION TO RENEW

LANDLORD hereby grants to TENANT the option to renew said lease, as amended, for an additional term of five (5) years on the same terms and conditions provided in said lease, as amended.

TENANT shall give LANDLORD a ninety (90) day written notice prior to the expiration of the lease term of its intent to exercise said option to renew.

All the other terms and conditions of the original Indenture of Lease, as amended as above referenced, remain unchanged.

Executed on the 30th day of March, 2000.

LANDLORD

L & W PROPERTIES, L.L.C.

By: Larry Collins
LARRY COLLINS, Chief Manager

TENANT

DISTRIBUTION ASSOCIATES, INC. d/b/a NATIONAL CATALOG CORPORATION

By: [signature]

Title: Vice President

STATE OF TENNESSEE

COUNTY OF SUMNER

Before me, the undersigned Notary Public of the state and county aforesaid, personally appeared LARRY COLLINS, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Chief Manager of L & W PROPERTIES, L.L.C., the within named bargainor, a limited liability company, and the he as such Chief Manager, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Chief Manager.

WITNESS my hand and seal, at office this 30th day of March, 2000.

Shirley M. Gregory
NOTARY PUBLIC

My Commission Expires:

May 1, 2000

STATE OF Connecticut

COUNTY OF Fairfield

Before me, the undersigned of the state and county aforesaid, personally appeared James Hersh, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be Vice President of DISTRIBUTION ASSOCIATES, INC., the within named bargainor, a corporation, and that he as such Vice President ____, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as Vice President.

Witness my hand and seal, at office, this 21st day of March, 2000.

Thomas P. Laz
NOTARY PUBLIC

My Commission Expires:

THOMAS P. LAZOURAS
NOTARY PUBLIC
My Comm. Expires Aug. 31, 2002

This instrument prepared by:
CARL H. OLDHAM
Attorney at Law
365 West Main Street
Hendersonville, TN 37075

FOURTH AMENDMENT TO INDENTURE OF LEASE BETWEEN L & W PROPERTIES, L.L.C. ("LANDLORD") AND NEW ROADS, INC. (FORMERLY DISTRIBUTION ASSOCIATES, INC.) d/b/a NATIONAL CATALOG CORPORATION ("TENANT")

This instrument is made and entered into on this the 25th day of February, 2003 by and between L & W PROPERTIES, L.L.C. as LANDLORD and NEW ROADS, INC. (formerly DISTRIBUTION ASSOCIATES, INC.), d/b/a NATIONAL CATALOG CORPORATION, as TENANT.

WHEREAS, LANDLORD and TENANT and its predecessor entities, entered into an Indenture of Lease on March 14, 1996, amended same by instruments dated November 26, 1997, April 20, 1999 and March 30, 2000 covering certain property located in Portland, Tennessee described in said lease, with the March 30, 2000 amendment having heretofore been terminated, and

WHEREAS, TENANT has now decided to extend the term of said lease and wishes to rent space adjacent to the leased premises,

WITNESSETH

NOW, THEREFORE, for and in consideration of the provisions herein contained and set out, the parties agree as follows:

The lease agreement in effect between the parties dated March 14, 1996, amended by instruments dated November 26, 1997 and April 20, 1999 on property located in Portland, Tennessee described therein is further amended as follows:

1. The termination date of said lease shall be April 30, 2006, unless further extended.

2. TENANT is granted the right to rent a 96,000 square foot facility, or portion thereof, located adjacent to the leased premises and heretofore occupied by TENANT on a monthly basis at a rate of THREE DOLLARS AND TWENTY-FIVE ($3.25) CENTS per square foot of spaced rented, payable monthly. Either party may terminate this provision number 2 on giving the other party a thirty (30) day notice of termination.

3. TENANT is further granted the right and option, at any time within one hundred twenty days (120) from the date hereof, to lease the facility covered by said lease, as amended, together with and specifically including the 96,000 square feet of space described in and identified

in Section 2 above at a rate of TWO DOLLARS AND SEVENTY ($2.70) CENTS per square foot payable monthly, for a term not less than three (3) years.

All the other terms and conditions of the original Indenture of Lease, as amended as above referenced, remain unchanged.

Executed on the date first above written.

LANDLORD

L & W PROPERTIES, L.L.C.

By: *Larry Collins*
LARRY COLLINS, Chief Manager

TENANT

NEW ROADS, INC. formerly DISTRIBUTION ASSOCIATES, INC. d/b/a NATIONAL CATALOG CORPORATION

By: *J. Robert Plenty*

Title: *EVP Operations*

STATE OF TENNESSEE
COUNTY OF SUMNER

Before me, the undersigned Notary Public of the state and county aforesaid, personally appeared LARRY COLLINS, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Chief Manager of L & W PROPERTIES, L.L.C., the within named bargainor, a limited liability company, and the he as such Chief Manager, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Chief Manager.

WITNESS my hand and seal, at office this *3rd* day of ~~February~~ *March*, 2003.

Shirley McGregory
NOTARY PUBLIC

My Commission Expires:

4-14-04

FIFTH AMENDMENT TO INDENTURE OF LEASE BETWEEN L & W PROPERTIES, L.L.C. ("LANDLORD") AND NEW ROADS, INC. (FORMERLY DISTRIBUTION ASSOCIATES, INC.) d/b/a NATIONAL CATALOG CORPORATION ("TENANT")

This instrument is made and entered into on this the day of May, 2003 by and between L & W PROPERTIES, L.L.C. as LANDLORD and NEW ROADS, INC. (formerly DISTRIBUTION ASSOCIATES, INC.), d/b/a NATIONAL CATALOG CORPORATION, as TENANT.

WHEREAS, LANDLORD and TENANT and its predecessor entities, entered into an Indenture of Lease on March 14, 1996, amended same by instruments dated November 26, 1997, April 20, 1999, March 30, 2000 and February 25, 2003 covering certain property located in Portland, Tennessee as described in said lease, as amended, with the March 30, 2000 amendment having heretofore been terminated, and

WHEREAS, TENANT has now determined that it wishes to further amend said lease to include approximately 300,000 square feet of space,

WITNESSETH

NOW, THEREFORE, for and in consideration of the provisions herein contained and set out, the parties agree as follows:

The lease agreement in effect between the parties dated March 14, 1996, amended by instruments dated November 26, 1997, April 20, 1999 and February 25, 2003 on property located in Portland, Tennessee as described therein is further amended as follows:

1. The termination date of said lease, as heretofore amended, shall be June 30, 2006.

2. TENANT has exercised its right and option to lease the entire facility covered by said lease, as amended, as contained in Section 3 of the Fourth Amendment to lease dated February 25, 2003.

3. TENANT hereby leases from LANDLORD the entire space described in said lease, as amended, consisting of approximately 300,000 square feet of space, at an annual rental of EIGHT HUNDRED TEN THOUSAND DOLLARS ($810,000.00) payable in monthly installments of SIXTY SEVEN THOUSAND FIVE HUNDRED DOLLARS ($67,500.00), beginning July 1, 2003 until the termination of the lease.

4. Rental payable under the existing lease, as amended, shall continue in effect until July 1, 2003.

All the other terms and conditions of the original Indenture of Lease, as amended as above referenced, remain unchanged.

Executed on the date first above written.

LANDLORD

L & W PROPERTIES, L.L.C.

By: *Larry Collins*
LARRY COLLINS, Chief Manager

TENANT

NEW ROADS, INC. formerly DISTRIBUTION ASSOCIATES, INC. d/b/a NATIONAL CATALOG CORPORATION

By: *R.G. Silvell*
R.G. Silvell

Title: *V.P. Finance*

STATE OF TENNESSEE

COUNTY OF SUMNER

Before me, the undersigned Notary Public of the state and county aforesaid, personally appeared LARRY COLLINS, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Chief Manager of L & W PROPERTIES, L.L.C., the within named bargainor, a limited liability company, and the he as such Chief Manager, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Chief Manager.

WITNESS my hand and seal, at office this 27th day of May, 2003.

NOTARY PUBLIC

My Commission Expires: 4-14-04

Shirley M. Gregory

STATE OF

COUNTY OF

Before me, the undersigned of the state and county aforesaid, personally appeared Ron Sidorchuk, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be V.P. Finance of NEW ROADS, INC., formerly DISTRIBUTION ASSOCIATES, INC., the within named bargainor, a corporation, and that he as such VP Finance, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as Ron Sidorchuk / New Roads

Witness my hand and seal, at office, this 5th day of ~~May,~~ August 2003.

NOTARY PUBLIC

My Commission Expires: 9-30-03

C.M. WELLS

L&W PROPERTIES, LLC
323-B VICTOR REITER PARKWAY
PORTLAND, TENNESSEE 37148-2016
615-325-9216 FAX 615-325-6421

April 28, 2005

Mr. Sam Shutt
New Roads
104 Challenger Drive
Portland, TN 37148

Dear Sam:

I have read the sub-lease agreement between New Roads and Petals Decorative Accents, LLC and have no objection to New Roads entering into this sub-lease.

Sincerely,

Larry Collins
cc: Keith Bolt